As filed with the Securities and Exchange Commission on              , 2007

Registration No. 333-113524

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED

A.B.N. 11 005 357 522

(Exact Name of Registrant as Specified in Its Charter)

Victoria, Australia	13-2623463
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 Queen Street

Melbourne 3000, Victoria, Australia

(61 3) 9273-5555

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Al Chircop

General Manager, Americas

Australia and New Zealand Banking Group Limited

1177 Avenue of the Americas

6th Floor

New York, New York 10036

(212) 801-9800

(Name, Address and Telephone Number of Agent for Service)

Copies to:
John E. Estes, Esq.
Sullivan & Cromwell
125 Broad Street
New York, New York 10004
(212) 558-4000

Approximate date of commencement of proposed sale to the public: N/A

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

DEREGISTRATION OF SECURITIES

On March 11, 2004, Australia and New Zealand Banking Group Limited (“ANZ”) filed a registration statement on Form F-3 (Registration No. 333-113524), registering US$1,000,000,000 aggregate principal amount of debt securities and carrying forward US$500,000,000 of debt securities registered under Registration Statement No. 333-8572, and on March 10, 2005 ANZ subsequently filed an Amendment No. 1 to the Form F-3 Registration Statement (No. 333-113524) (together, the “Registration Statements”).

ANZ is filing this Post-Effective Amendment No. 2 to remove from registration the US$1,500,000,000 aggregate principal amount of debt securities that were registered or carried forward under the Registration Statements but remain unsold as of the date hereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melbourne, Commonwealth of Australia, on June 29, 2007.

AUSTRALIA & NEW ZEALAND BANKING GROUP LIMITED

By:	/s/ Peter Ralph Mariott
Name: Peter Ralph Mariott
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement or amendment thereto has been signed below by the following persons in their capacity indicated on June 29, 2007.

Name	Title

*
Charles Barrington Goode	Chairman

*
John McFarlane	Chief Executive Officer and Director

*
Gregory John Clark	Director

*
Jeremy Kitson Ellis	Director

*
Margaret Anne Jackson	Director

*
Ian John Macfarlane	Director

*
David Edward Meiklejohn	Director

*
John Powell Morschel	Director

/s/ Peter Ralph Mariott
Peter Ralph Marriott	Chief Financial Officer

/s/ Shane Michael Buggle	Group General Manager, Finance
Shane Michael Buggle	(principal accounting officer)

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/s/ Al Chircop
Al Chircop	Authorized Representative in The United States

*By: /s/ Peter Ralph Marriott
Peter Ralph Marriott
Attorney-in-fact

Exhibits

24	Powers of Attorney (included on (a) pages II-6 and II-7 of the original filing of this Registration Statement and (b) as Exhibit 24.2 to Amendment No. 1 to this Registration Statement).**

** previously filed

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